Exhibit 99.2

[GBC(R) NEWS GRAPHIC OMITTED]

           One GBC Plaza o Northbrook, IL 60062-4195 o (847) 272-3700


            GENERAL BINDING CORPORATION STOCKHOLDERS APPROVE MERGER
                          WITH ACCO WORLD CORPORATION

         Northbrook, IL, August 15, 2005 - General Binding Corporation (NASDAQ:
GBND) announced that General Binding Corporation's (the "Company") stockholders voted to approve the Company's previously-announced merger with ACCO World Corporation, the office products unit of Fortune Brands, Inc. (NYSE:FO, "Fortune Brands"), at the special meeting of stockholders held today at the Company's headquarters.

         Upon completion of Fortune Brands' spin-off of ACCO World Corporation ("ACCO World") and ACCO World's merger with General Binding Corporation, transactions that are expected to be completed very shortly, the combined company will be known as ACCO Brands Corporation, with its common stock traded on the New York Stock Exchange.

         "The Company and its Board of Directors are excited about the potential for the merged company," said Mr. Dennis Martin, GBC's Chairman, President and CEO. "This transaction, which creates a unified, larger and stronger company, is the next appropriate step after GBC's transformation over the past four years. The efficiencies created by this combination will make ACCO Brands Corporation more competitive and create more value for our customers. At the same time, the capital structure of the combined company will provide increased liquidity for GBC's shareholders, while the size and growth potential of the new ACCO Brands Corporation will create more opportunity for our employees."

         At the time of the merger, which is scheduled to occur at 12:02 a.m., Eastern time, on August 17, 2005, GBC common and Class B common stockholders will receive the right to receive one share of ACCO Brands Corporation common stock for each GBC common or Class B common share they own. As a result of the foregoing transaction, GBC common stock will no longer trade on The NASDAQ Stock Market after the completion of trading on August 16, 2005, assuming the merger is completed as scheduled. ACCO Brands Corporation common stock is expected to begin trading on the New York Stock Exchange beginning August 17, 2005 under the ticker symbol ABD.

                                     * * *

About General Binding Corporation
---------------------------------

         General Binding Corporation (GBC) is a world leader in products that bind, laminate, and display information enabling people to accomplish more at work, school and home. GBC's products are marketed in over 100 countries under the GBC, Quartet, and Ibico brands. These products are designed to help people enhance printed materials and organize and communicate ideas. The company is headquartered in Northbrook, IL.


About ACCO Brands Corporation
-----------------------------

         Once created through Fortune Brands' spin-off of ACCO World and ACCO World's subsequent merger with GBC, ACCO Brands Corporation will be a world leader in branded office products, with annual revenues of nearly $2 billion and products marketed in more than 100 countries across the globe. Its industry-leading brands will include Swingline, Kensington, Wilson Jones, Quartet, GBC, and Day-Timer, among others. Under the GBC banner, the Company will also be a leader in serving the professional printing market. Headquartered in Lincolnshire, Illinois, ACCO Brands will focus on delivering value through market leadership, superior execution and a relentless commitment to innovation.


Forward-Looking Statements
--------------------------

         This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of GBC and ACCO Brands, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," or similar expressions. GBC's and ACCO Brands' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. GBC and ACCO Brands undertake no obligation to update these forward-looking statements in the future. Among the factors that could cause plans, actions and results to differ materially from current expectations are: competition within the office products, document finishing and film lamination industries; the effects of economic and political conditions; the ability of distributors to successfully market and sell our products; the availability and price of raw materials; dependence on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; as well as other risks and uncertainties detailed from time to time in GBC's, ACCO World's and the new ACCO Brands' respective Securities and Exchange Commission filings.

         ACCO World Corporation has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (Registration No. 333-124946) containing the definitive proxy statement/prospectus-information statement regarding the proposed transaction. Investors are urged to read the definitive proxy statement/prospectus-information statement which contains important information, including detailed risk factors. The definitive proxy statement/prospectus-information statement and other documents which were filed by Fortune Brands, ACCO World and GBC with the Securities and Exchange Commission are available free of charge at the SEC's website, www.sec.gov, or by directing a request to Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL, 60069, Attention: Investor Relations, ACCO World Corporation, 300 Tower Parkway, Lincolnshire, IL, 60069, Attention: Investor Relations or to General Binding Corporation, One GBC Plaza, Northbrook, IL, 60062, Attention:
Investor Relations.

                                     # # #

Contact:  Tony Giuliano, Treasurer and Director, Investor Relations
          (847) 291-5451
          inv-rel@gbc.com (E-mail)
          www.gbc.com (GBC's website)